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                                                                    EXHIBIT 23.3

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this Current Report on Form 8-K of our reports dated February 21, 2001, (except with respect to the matters discussed in Note 16, as to which the date is September 25, 2001) for the year ended December 31, 2000 included in the Company's Form S-4 Registration Statement File No. 333-67454.


/s/ ARTHUR ANDERSEN LLP
------------------------
ARTHUR ANDERSEN LLP


Houston, Texas
December 7, 2001